As filed with the Securities and Exchange Commission on October 18, 2005.

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ORIGIN AGRITECH LIMITED

(Exact Name of Registrant as Specified in Its Charter)

British Virgin Islands	N/A
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

625 Broadway, Suite 1111 San Diego, California	92101
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), please check the following box. ☐	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates:
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered

Securities to be registered pursuant to Section 12(g) of the Act:
Units
(Title of Class)

Common Stock, $.0001 par value
(Title of Class)

Common Stock Purchase Warrants
(Title of Class)

Item 1.  Description of Registrant’s Securities to be Registered.

The information required by this item is contained under the heading “Description of Securities” in the registration statement on Form S-4, at pages 148-150 (File No. 333-124709). This information is incorporated herein by reference.

Item 2.  Index to Exhibits.

*3.1	Memorandum of Association
*3.2	Articles of Association
*4.1	Specimen Unit Certificate
*4.2	Specimen Common Stock Certificate
*4.3	Specimen Warrant Certificate
**4.4	Form of Unit Purchase Option granted to Representative
**4.5	Form of Warrant Agreement between Continental Stock Transfer and Trust Company and the Registrant

*	Incorporated by reference from Registration Statement on Form S-4, as amended (File No. 333-124709), which was initially filed with the Securities and Exchange Commission on May 6, 2005.

**	Incorporated by reference from Registration Statement on Form S-1, as amended (File No. 333-111970), which was initially filed with the Securities and exchange Commission on January 16, 2004.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ORIGIN AGRITECH LIMITED

Date: October 18, 2005	By:/s/ Kerry Propper Kerry Propper President